INVEST IN INVESTFEED

Social network for investors & traders.
Get stock research on-demand.

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investFeed

$0
raised of a $0 goal

Future Equity Agreement (SAFE)
$3m valuation cap; 0% discount

$100 min
INVEST
Sent to escrow via Wefunder Portal LLC

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WHAT WE DO

investFeed changes the way the world invests and consumes financial information. Engaging, transparent, and fun to use, our platform offers on-demand market research from the world's best investors that you can use to your advantage. We empower the crowd with real insights from savvy, verifiable investors and let them learn from them.

OUR AMBITION

We're democratizing stock research by giving an opportunity for every individual to really profit from the stock market. We're empowering the crowd with their financial decisions by providing transparent, high quality information, and we help successful investors build a reputation for their smart investing, share their strategies with the crowd, and monetize their expert insight.

- $249,500 raised from notable investors.
- 15,000+ sign ups and 150,000+ user created live posts.
- 10% average w-o-w growth rate per week, with virtually zero out-of-pocket in marketing.
- Nominated "Best use of the Crowd Platform" 2015, Benzinga Fintech Awards.
- First to market and creator of the (On-demand) feed service for stocks.
- Cheaper than any stock service democratizing access to Wall St research.
- Works as a reputation building platform with built-in virality tools.
- Founders have 12 years combined FinTech experience and have a successful exit in a similar company they co-founded.

DOCUMENTS

Pitch Deck
Executive Summary

website: investfeed.com

FINTECH INVESTING MARKETPLACE STOCKS SOCIAL NETWORK CONTENT MARKET RES EQUITY FINANCE MOBILE APP MESSAGING FINANCIAL SAAS SUBSCRIPTION

Featured by FinTech - Leaders Fund Club

WHY WE LIKE INVESTFEED

The FinTech sector is hungry for leadership and transparency. Existing solutions are only adding noise and negative value to investors (aka Twitter, Stocktwits, Seeking Alpha, etc). Investors dislike the sensationalized information flow coming from Wall Street, CNBC, TheStreet and other sources. investFeed delivers high quality market content that will provide visibility into real, top-performing investors' strategies that anyone can use it to their advantage on-demand.



Jeffrey Dayton
CLUB SPONSOR - INVESTING THIS ROUND

THE BUZZ ABOUT INVESTFEED

Social media can be helpful to generate investment ideas, but don't provide users enough data to judge the returns of other members. On investFeed, I have access to a vast amount of experience and I can verify the performance and open positions of anyone who shares an opinion about my investments.

Kenny Polcari
New York Stock Exchange Floor Trader

As an active investor, I find it incredibly useful to gauge the market's sentiment of a stock on investFeed. The platform filters out the noise that you find on social media and allows you to monitor what other traders and investors really are buying and selling.

Jeff DaSilva
Goldman Sachs - Analyst

Excellent platform for earning additional income stream and establishing your credibility as a trader. investFeed is the only social network where I can demonstrate my track record and verify who else is profitable.

Miguel Ferreira
Professional Equities/Options Trader

investFeed has made trading more fun and less isolating. I get lots of positive feedback from my premium subscribers saying that they've become better traders by using my premium services on investFeed. Professional community, lots of insightful content.

Alex Liauska
Barclays - Investment Analyst

investFeed is positioning themselves to become a reliable tool for anyone looking to learn more and engage within the stock market. The way financial information is collected and analyzed is old news and cumbersome, so investFeed decided to create a platform with a focus for not only your casual trader to access and follow reliable trading strategies and portfolios, but also for big investment players to feed members their insight and expertise.

BarChart
Market Data Firm

B G

Investfeed review | Coinbitgold
May 13, 2016

So, if you have been following my twitter, you might know that i have made profits from the bullish platinum market on Wednesday (8th March). later, a nice twitter friend then recommended me to join investfeed. Investfeed is an awesome app which

Barchart OnDemand | Real-Time Data (getQuote, getHistory APIs) for investFeed
April 22, 2016

SOLUTION: Real-time data (getQuote, getHistory) "We are revolutionizing the way investors make trading decisions." That was the way Ronald Chernesky, CEO and Co-Founder of investFeed described the new FinTech startup he and his team

investFeed Mobile App Is Here!
February 3, 2016

After a year and a half of using investFeed.com their iPhone app alpha test is here! I've enjoyed investFeed's website chalk full of many features such as trader tracking, following feeds, personal stock tracking, stock trending tape, trending stock picks,

investFeed | CrunchBase
October 13, 2015

The world's first transparent and monetized social network for stock ratings

investFeed Social Network Exposes Stock Investors on Twitter
July 16, 2015

We are Revolutionizing the way the World makes Stock Investment Decisions through a simplified Feed Many TV personalities in the financial media often make stock picks every day with little consequence. Most of these investors and analysts don't publish

investFeed Continues to Reach New Milestones
June 24, 2015

A new financial social network investFeed pays its members a monthly income based on how many followers subscribe to their premium feeds. Premium members at investFeed are...

Why Has "Social" Failed In Fintech?
June 8, 2015

Finance is littered with the graves of startups that have tried to do social. Remember, Kaching, Cake Financial, Robinhood.io? Everyone has failed. But this has not deterred a new crop of fintech entrepreneurs from throwing their hats into the ring. Venture

investFeed Is Revolutionizing the Way the World Makes Stock Investment Decisions
May 27, 2015

via PRWEB - investFeed's first open marketplace platform to democratize the financial markets has gone viral with over 140,000 Twitter followers. investFeed has officially launched private beta and plans to open to the public in June 2015. With

Social Investing Equals More Opportunity
April 28, 2015

Within the past ten years, social networks have revolutionized not only the way we live, but have also altered the way we invest. These days' investment advisors have started to use networks like Facebook, Twitter and LinkedIn to initiate the buy signal

HOW IT WORKS

Stay on top of the markets and get on-demand financial research from the world's best investors

1

REQUEST A STOCK IDEA AT THE PUSH OF A BUTTON


investFeed

Pick and choose from top market professionals who fit your investment style

2

PAY WITH YOUR PHONE. NO CASH REQUIRED.


Premium Checkout
$8.25

You may cancel at any time for any reason and receive a full refund on the balance of your subscription

3

WATCH AS YOUR LIVE STOCK IDEA'S ARRIVE


11:54

Get ready to receive premium market predictions and make wiser investment decision

VIDEOS

Investing in the stock markets has never been easier. See how investFeed works.




Streams
Watchlist
Suggested
Trending


STOCK INVESTING



SEE THE FEED IN ACTION

Composing a stock prediction and alerting your subscribers in real-time couldn't be easier.







DEMOCRATIZING THE FINANCIAL MARKETS

Say goodbye to stock market research and hello to the future of stock ideas on-demand


investFeed

GROWTH

With virtually zero marketing budget, investFeed has grown over 15,000 users and shows significant growth across a wide range of KPIs.



18,000
15,000
12,000
9,000
6,000
3,000
0
Total Registered Users (Apr-2015): 15,073
1720
2296
2763
3200
3795
4365
4935
6735
7812
9184
12,321
13,742
15,073
Apr-15
May-15
Jun-15
Jul-15
Aug-15
Sep-15
Oct-15
Nov-15
Dec-15
Jan-16
Feb-16
Mar-16
Apr-16
Registered Users

MILLENNIALS ARE READY



Market Changes
investFeed
Despite market conditions, the number of investors has grown 3% in the past year.1
• Self-directed segment is growing quicker than non-self directed investors from 2011 to 2015.1
• US spend on financial data and news totaled $12.13 bn in 2014, up 4.99% in 2014 from 2013.1
• Average cost for investor education tools; $111.2
1. Source: Burton Taylor
2. Source: LibraryJournal
Investors in the U.S.3
60
45
30
15
0
2010
2011
2012
2013
2014
2015
Traditional Investor
Active Investor
3. Source: Cogent (Investors in the U.S.)



MEET THE FOUNDERS

An experienced team united by a deep understanding of FinTech, a relentless drive, and the vision to make it happen!



Ronald Chernesky

CEO

CEO @investFeed, @ThinkingAlpha • @DarkPoolTraders • 10 Year Market Trader • Biz Dev at World Trade Financial Group



Drew Freedman

CTO

Founding Partner @Investfeed (pre; @MidpointSolutions, Engineer). Former head of web dev at World Trade Financial Group.

AND THE REST OF THE TEAM



Clayton Lambert

Web Developer

Full-Stack Developer an UI/UX Design. Blinn College, Computer Science



Justin Jovanovic

Business Development

Social Media and User Support Management. Founder eTicketing, George Washington University



Mark Luke Tan

UI/UX Designer

UX/UI designer with a background in web development. 10+ years experience across multiple design disciplines. A true artist with a passion for user experience.



Srikant Krishna

Advisor

Founder & CEO, Picofemto LLC, SVP BNY ConvergEx, VP Sanford C. Bernstein & Co. B.S. John Hopkins (Biochemistry), M.S. Cornell (Biophysics), M.S. Columbia (Computer Science)



Miguel Ferreira

Business Technology Analyst

Former automated trader. Analytics Guru at Citi.



Jeffrey Dayton

Advisor

Founder @AlphaFunders, Industry leading advisor and investor, Renowned technologist and financial leader. Leader at 4 Exits.



Brian Correa

iOS Mobile Developer

Mobile wizard and former pro advisor at Code Academy

RAISED $249,500 FROM 10+ INVESTORS

$100,000	$149,500
March 2015	March 2016
PRICED_ROUND	PRICED_ROUND



Ryan Erskine
Senior Brand Strategist at BrandYourself



Charles Moscoe
Managing Director at Equitable Research and serial entrepreneur. FinTech enthusiast.



Ken Simpson
CEO and Quant at CrystalBull



Dave Freeman
Senior Software Designer at LG Silicon Valley Lab



Mike Lanuto
Professional Options Trader



Mark Carrington
Seasoned investor and entrepreneur

MORE INVESTORS

Q&A

What's new about what you're making? How is it different?

– COLLAPSE ALL

We believe that existing solutions don't give investors the level of transparency and quality information they need to make good investments and mitigate the risk that comes from investing. Our goal is to create a solution that adds value to investors and help them cut out the noise from social media and sensationalized financial news so they can make better investment decisions.

Here's how investFeed addressed this problem:

* *Transparency & accountability*: Financial market sites don't let you see if their members are actually profitable or if they actually invest in the stocks they hype. investFeed lets you see the performance stats, ratings, profitability, holding time, etc. of every member on our platform. Each post, rating, and article posted on investFeed is tracked for performance. Our proprietary algorithm then assigns an overall rank to each user to give you all the information you need to decide whose insights matter.

* *Monetization & quality*: Investors trade on information, but financial market sites don't encourage users to share quality information with the crowd. investFeed gives investors the option to create a Premium Feed where they can publish their best insights (posts, articles, videos, ratings) and earn additional revenue from their own monthly subscribers.

* *In-depth strategy*: Social investing network sites and Twitter limit their users to 140 characters. We believe that the complex nature of financial discussions requires more depth and substance than that. On investFeed, members are encouraged to go beyond the fluff and detail what motivates an opinion via 500-character posts, ratings, articles, videos.

* *Market info & alerts*: investFeed aims at simplifying the trading process by giving busy investors the ability to stay on top of important market news. Users can set trade alerts on mobile and desktop so they never miss an important market update.

How big is the market?

Our sector is poised for growth. Despite unpredictable and challenging economic conditions over the past several years, the US self-directed market keeps growing and has topped 50 million individual investors in 2015. Financial markets remain one of the best tools for wealth creation, generating returns of about 10% a year over the past decade.

The market for Stock Research & Investment Ideas is $67 Trillion+ with approximately 30 million active stock investors.

We believe it has the potential to keep growing since 1) 52% of Americans are currently not investing in the stock market: lack of knowledge and lack of trust in financial advisors are some of the leading obstacles, 2) 55% of small cap companies have no or virtually no meaningful analyst coverage, but these stocks have investors who have insights into them and 3) Market news tools are costly and overwhelming for non-corporate investors.

Who are your competitors? How are you different?

Investors take a risk when they invest in the stock market. Most players in the FinTech space don't do enough to provide investors with the level of transparency and quality information that greatly help mitigate the risk that comes from financial investing.

The current squad of social media apps and content solutions are only adding noise and chatter and add no real value to investors (aka Twitter, Stocktwits, etc). Investors are sick and tired of junk, sensationalized, flow coming from Yahoo Finance, Motley Fool, TheStreet and other sources.

To give you an idea of why our users need a better way to get market information:

• Stocktwits has limited transparency (no performance stats, no position tracking) and doesn't offer top-performers the financial incentivize to share their insights.

Concretely, this means that anybody can hype a stock on ST and do the complete opposite of what they say. Also, the lack of monetization doesn't encourage investors who spend significant time researching stocks to share their insights with the crowd.

• Twitter shares similar flaws and isn't investor-focused, which makes it challenging for investors to cut through the noise.

Of 500M daily tweets, only 0.012% contain $ticker of a company listed on NASDAQ or NYSE. Additionally, we've spotted numerous mistakes as basic as referring to the Hewlett Packard stock as $HP on Twitter, even though its official ticker is $HPQ.

This makes it challenging for investors to cut through the noise and considerably slows down the information-collecting process for serious investors.

• TheStreet, Motley Fool, and Seeking Alpha provide low-quality content from finance bloggers and writers. Their writers have no investing track record to show that would back up their opinions and expertise.

Most of them actually have no or a very limited trading experience –to top it off, they rarely invest in the stocks they hype, and openly disclose that they don't plan on doing so.

Additionally, the majority of articles are written by people who have no position in the company they write about and have intention to invest, even while their articles actively calls for an investment in the company.

• Covestor links casual investors with finance professionals to manage their accounts, without giving the crowd an opportunity to learn about the market and make independent decisions.

This makes the investment process opaque, corporate, and impersonal. It fails to democratize the markets and doesn't solve the transparency and accountability problem on Wall Street.

What's your biggest risk? What keeps you up at night?

Fully transparent, engaging, and simple to use, our platform tracks and reveals the performance, market positions, and sentiment of every contributor to help the world make better investment decisions.

Our technology is scaling successfully and currently supports more than 15,000 users. We've put significant effort into market technology. Our team includes a head quantitative analyst and risk analytics engineer, who together have developed a system to deliver stock recommendations and content that investors can use on-demand.

Our leadership team has 12 years combined experience in the financial services industry and knows what our users want. Our goal is to capitalize the growth in the investor market, and gain marketshare in a segment with few similar competitors.

Co-founders Ronald Chernesky and Andrew Freeman are former FinTech founders and already had a successful exit in 2009 with a similar concept. With $0 out of pocket, they have collectively driven over 15k user signups deploying growth strategies.

While working at World Trade Finance Group, Ron trained 100+ junior traders and realized that most investors don't reach profitability unless they trail top-performing traders or are properly mentored. Ron also identified the lack of transparency in the markets as the source of asset misallocation, panic, and passivity.

An avid Twitter user, Ron realized that investors trade on information, but have no incentive to share their market insights with the crowd. He also believes that social media can be a powerful tool to find quality information, but current platforms contribute to information overload.

Built on transparency, investFeed makes users accountable for their posts, and encourages them to share their insights with built-in monetization layers.

How will you make money?

We have developed a defensible business model with high revenue generation potential and strong execution strategy.

investFeed plans to generate revenue in five ways.

(1) Advertising: CPM (cost per thousand views) from advertisers and ad networks; additional advertising income will come from banners posted on our site.

(2) Premium feeds: Users can monetize their market opinions to a thriving community. InvestFeed keeps a percentage of all premium subscriptions. Additional premium revenue will stem from premium article subscriptions.

(3) Featured accounts: Users can promote their profile to attract subscribers looking for successful investors to trail. investFeed keeps all revenue from promoted accounts.

(4) Investor Relations: As we continue our expansion, we will attract public companies looking for communication platform to reach the financial community directly (email, promoted stocks, IR materials)

(5) Premium API access: Will be offered to institutional firms, brokerages, and more. We estimate that this will be our core driver of revenue.

Our key to success will be to scale into additional markets (futures, options, currencies, etc) and break into other parts of the industry such as robo-advisory.

As our direct consumer marketing is proving the demand for investFeed, we will gain distribution through large channel partners with a global reach (e.g., financial institutions, hedge funds, quantitative firms, and retail broker-dealers). We are in active negotiations with several prospective partners.

Additionally, investFeed works as a reputation builder with built-in virality tools. This will enable us to become the go-to source for quality finance information.

The more users we have, the more market data we will collect, the more valuable our insights. This will make investFeed attractive to institutional investors, finance media outlets, publicly traded companies and companies filing for IPO, and finance education companies looking to reach sophisticated investors.

What is exciting about this opportunity? What factors can contribute to your success?

investFeed sits at the intersection of various trends, disrupting FinTech, big data, financial research, and mobile.

Our sector is poised for growth. Despite unpredictable and challenging economic conditions over the past several years, the US self-directed market keeps growing and has topped 50 million individual investors in 2015. Financial markets remain one of the best tools for wealth creation, generating returns of about 10% a year over the past decade.

Our goal is to capitalize these trends by democratizing investing and changing the way the world views and consumes data. We do this by bringing next-generation research and learning tools to all investors and embedding innovative features and functionalities that leverage the wisdom of the crowd.

Ultimately, investFeed will become an analytically optimized company that leverages data-driven insights to help investors make better investment decisions and help corporations get a deeper understanding of their investors.

We believe that we are in a unique position to enhance the current investing experience by creating the opportunity for using more sophisticated strategies, transforming the traditional approach to investing and creating room for more in-depth financial discussions.

The personal investing sector is growing fast but is hungry for leadership and organization.

The wealth management industry faces an unprecedented shift as investors demand greater transparency and flexibility. Investor education and crowdsourced investing are struggling to adapt to technology changes and engage with audiences better.

investFeed democratizes investing by offering a fun, easy, and interactive way to research, monitor, and discuss the financial markets online. Our community attracts veteran and novice investors looking to maximize earnings.

Our highly collaborative aspect and technology component reduces information asymmetry and will enable us to capture a new demographic.

Our results prove that investors are hungry for a solution that can help them get quality market insights on demand. In 10 months, investFeed has grown from a couple dozen signups to well over 15,000 users, with members generating over 150,000 live feeds – all achieved with virtually zero out-of-pocket marketing.

INVESTMENT TERMS

Invest in investFeed with a **Future Equity Agreement (SAFE)** under these terms:

$3m	0%
valuation cap	discount rate

INVESTOR PERKS

Invest $500+ Proud Supporter 101: A special mention in our newsletter and a huge thank you on our social media pages.

Invest $1,000+ Stock Guru 1o1: - Our exclusive digital investFeed Stock Investing playbook to learn how to profit from stock investing.

Invest $2,000+ investFeeder 101: Your very own 'Angel' badge shining on your investFeed profile along with a 'Verified status' blue badge.

Invest $5,000+ Investing 101. We'll share with you the best-kept trading secrets to become a rockstar investor over a 30-minute virtual session. Can be transferred to the person of your choice.

Invest $10,000+ investFeed 101. A phone call or in-person meeting with the founders to discuss strategy, marketing, FinTech - and anything else in between.

Invest $25,000+ Smart investing 101. Get $1,000 in subscription credit on investFeed and subscribe to the stock ideas of top investors and traders on-demand.

Invest $50,000+ Wall Street 101. A tour of Wall Street and a night of fun with the investFeed team in NYC. 2 nights of accommodation at one of Wall Street's most iconic hotels and travel included.

Invest $100,000+ The Exchange 101. Exclusive access inside the New York Stock Exchange, opportunity to meet with several floor traders with over 20 years experience, followed by a steak and beer dinner with the founders. Plus 3 nights of accommodation at one of Wall Street's most iconic hotels and travel included.

USE OF FUNDS

0% Funded ($25,000)
We will allocate proceeds to keep up with user demand and additional cost generated by our rapid development. This includes server infrastructure, real-time market data, and rolling out new investor tools and social networking features to enrich and support our core strategy.

0% Funded ($50,000)
Increased capital will enable us to expand our marketing and advertising effort to maximize brand visibility and consumer adoption. This includes growth hacking strategy, digital marketing, referral campaigns, investing webinars, investing contests/games, and more.

0% Funded ($100,000)
We will continue our expansion by developing our offer to secondary and other markets, including futures, options, commodities, foreign exchanges, Bitcoin, and more. We believe that these as elements can further support our growth while also generating additional activity and conversation on investFeed.

0% Funded ($1,000,000)
A round of financing in the amount of $1MM will be required to achieve profitability goals, continue product development essential to success, and build the company structure to handle more growth in the next year. The proceeds of the offering will be utilized (i) for user acquisition costs; (ii) for product development (iii) to hire additional web and mobile developers; and (iv) for working capital.(i) We will use part of proceeds to expand our marketing and advertising effort and maximize brand visibility and consumer adoption. investFeed has achieved tremendous product awareness with only a minimal investment in marketing. This market recognition will be protected and built upon by establishing funded marketing programs. The Company plans to invest $350k in creating product and brand awareness utilizing digital marketing, guerrilla campaigns, trade shows, campus reps, growth hacks, and PR. Eventually, consumer acquisition will scale up significantly, but the key to rapid adoption is to lock in a loyal consumer base early.(ii) We will then use capital to continue our expansion, including by rolling out new investor tools and social networking features to enrich and support our core strategy, and by developing our offer to secondary and other markets, including futures, options, commodities, foreign exchanges, Bitcoin, and more. We believe that these as elements can further support our growth while also generating additional activity and conversation on investFeed: while the stock market is strictly bound by trading hours, the secondary market never stops! (iii) We will also use part of funds raised to hire additional development staff as the company continues to scale and diversify its offering.(iv) Lastly, we will use part of proceeds raised for additional working capital to ensure stability. The Company currently has a run rate of approximately $250K per year. We intend to use capital increase to keep up with user demand and additional cost generated by our rapid development. This would include server infrastructure and real-time market data. The Operations area will also require additional capital to scale up efficiently including salary, server infrastructure, and real-time market data totaling $400k.

RISKS SPECIFIC TO INVESTFEED

1. Other factors identified include the risks associated to potential litigation as a result of information disseminated on and acquired on investFeed.

Specifically, these include:

-The risk associated to potential insider information being exchanged on the platform despite investFeed's clear guidelines
-The risk associated to incomplete, inaccurate, or opinion-based information despite our disclaimers that any information or data exchange on investFeed serves for educational purposes only and should no be considered financial advice
-The risk associated to users investing in high-risk stocks with low-market capitalization and/or insufficient public float despite our community filters

2. In addition, the fundraising process may have exposed investFeed to potential competitors as we are raising capital. This may have caused our leadership team to involuntarily divulge strategic and proprietary information to including but not limited to: features or ideas; business model; marketing plan; and partnerships

3. Specifically, financial projections were partially based on users' propensity to trail and subscribe to the Premium Feeds and/or Premium articles of other users. Failure to attract top-performing investors to investFeed could result in low-priced monthly subscriptions or may discourage users to pay for subscriptions.

4. Fundraising/Lack of capital to cause business interruption as the company achieves profitability.

5. The new business line is not capital-intensive but increased fixed costs, like licensed market data and server costs, must be covered almost immediately by additional revenues.

6. InvestFeed's financial plan depends on growth financed by positive cash flows from business operations after 90 days. Additional outside investment or owner investment is necessary to pay for operational expenses.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

investFeed is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Form C

Every company that conducts a Regulation Crowdfunding offering must first submit a Form C to the Securities and Exchange Commission. Wefunder has helped you generate this draft of a Form C based on information you have provided, which we've done solely as a convenience.

Because this is an official regulatory filing and you will have liability under the Securities Act of 1933 with respect to any misstatements or omissions, we strongly recommend that you have your lawyer review your Form C before having us file it on your behalf.

Cover Page

Name of issuer:

investFeed Inc.

Legal status of issuer:

> Form: Corporation
> Jurisdiction of Incorporation/Organization: DE
> Date of organization: 9/30/2014

Physical address of issuer:

111 Nelson St.
Suite #2
Brooklyn NY 11231

Website of issuer:

http://www.investFeed.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

25,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $25,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$25,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

11/14/2016 [1]

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

[1] **Deadline will be adjusted to be 180 days from when filed with SEC.**

Current number of employees:

7

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$86,780.00	$8,606.00
Cash & Cash Equivalents:	$31,076.00	$5,866.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$5,866.00
Long-term Debt:	$131.00	$0.00
Revenues/Sales:	$1,118.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($120,410.00)	($6,394.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

investFeed Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Ronald Chernesky	CEO	Invest Feed	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Ronald Chernesky	CEO	2014
Ronald Chernesky	President	2014
Ronald Chernesky	Treasurer	2014
Andrew Freedman	CTO	2014
Andrew Freedman	Secretary	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Andrew Freedman	450000 common stock/equity	38.94
Ronald Chernesky	450000 common stock/equity	38.94

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> InvestFeed's financial plan depends on growth financed by positive cash flows from business operations after 90 days. Additional outside investment or owner investment is necessary to pay for operational expenses.
>
> The new business line is not capital-intensive but increased fixed costs, like licensed market data and server costs, must be covered almost immediately by additional revenues.
>
> Fundraising/Lack of capital to cause business interruption as the company achieves profitability.
>
> Specifically, financial projections were partially based on users' propensity to trail and subscribe to the Premium Feeds and/or Premium articles of other users. Failure to attract top-performing investors to investFeed could result in low-priced monthly subscriptions or may discourage users to pay for subscriptions.
>
> In addition, the fundraising process may have exposed investFeed to potential competitors as we are raising capital. This may have caused our leadership team to involuntarily divulge strategic and proprietary information to including but not limited to: features or ideas; business model; marketing plan; and partnerships
>
> Other factors identified include the risks associated to potential litigation as a result of information disseminated on and acquired on investFeed.
>
> Specifically, these include:
>
> -The risk associated to potential insider information being exchanged on the platform despite investFeed's clear guidelines
> -The risk associated to incomplete, inaccurate, or opinion-based information despite our disclaimers that any information or data exchange on investFeed serves for educational purposes only and should no be considered financial advice
> -The risk associated to users investing in high-risk stocks with low-market capitalization and/or insufficient public float despite our community filters

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

> The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$25,000**

Use of Proceeds: We will allocate proceeds to keep up with user demand and additional cost generated by our rapid development. This includes server infrastructure, real-time market data, and rolling out new investor tools and social networking features to enrich and support our core strategy.

If we raise: **$50,000**

Use of Proceeds: Increased capital will enable us to expand our marketing and advertising effort to maximize brand visibility and consumer adoption. This includes growth hacking strategy, digital marketing, referral campaigns, investing webinars, investing contests/games, and more.

If we raise: **$100,000**

Use of Proceeds: We will continue our expansion by developing our offer to secondary and other markets, including futures, options, commodities, foreign exchanges, Bitcoin, and more. We believe that these as elements can further support our growth while also generating additional activity and conversation on investFeed.

If we raise: **$1,000,000**

Use of Proceeds: A round of financing in the amount of $1MM will be required to achieve profitability goals, continue product development essential to success, and build the company structure to handle more growth in the next year. The proceeds of the offering will be utilized (i) for user acquisition costs; (ii) for product development (iii) to hire additional web and mobile developers; and (iv) for working capital.(i) We will use part of proceeds to expand our marketing and advertising effort and maximize brand visibility and consumer adoption. investFeed has achieved tremendous product awareness with only a minimal investment in marketing. This market recognition will be protected and built upon by establishing funded marketing programs. The Company plans to invest $350k in creating product and brand awareness utilizing digital marketing, guerrilla campaigns, trade shows, campus reps, growth hacks, and PR. Eventually, consumer acquisition will scale up significantly, but the key to rapid adoption is to lock in a loyal consumer base early.(ii) We will then use capital to continue our expansion, including by rolling out new investor tools and social networking features to enrich and support our core strategy, and by developing our offer to secondary and other markets, including futures, options, commodities, foreign exchanges, Bitcoin, and more. We believe that these as elements can further support our growth while also generating additional activity and conversation on investFeed: while the stock market is strictly bound by trading hours, the secondary market never stops! (iii) We will also use part of funds raised to hire additional development staff as the company continues to scale and diversify its offering.(iv) Lastly, we will use part of proceeds raised for additional working capital to ensure stability. The Company currently has a run rate of approximately $250K per year. We intend to use capital increase to keep up with user demand and additional cost generated by our rapid development. This would include server infrastructure and real-time market data. The Operations area will also require additional capital to scale up efficiently including salary, server infrastructure, and real-time market data totaling $400k.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated as either:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors, or

- (ii) if the valuation for the company is more than **$3 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$3 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$3 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock	4,000,000	1,155,553	Yes	No
Debt Securities			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	20,000
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$3 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$3 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

No debt, litigation, or obligation to any employees or contractors.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
3/2015	Regulation D, Rule 506(b)	Priced Round	$100,000	General operations
3/2016	Regulation D, Rule 506(b)	Priced Round	$149,500	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

investFeed is a social network for the investment community that enables its users to access curated stock research on demand. investFeed works as a reputation builder with built-in virality tools. This will enable us to become the go-to source for quality finance information.

investFeed generates revenues by providing to its customers access to premium market research from top-performing investors accessible via its website and mobile apps. Customers can use the base service at no cost and make transactional purchases for premium monthly subscriptions renewable month to month and premium articles. When customers purchase subscriptions, investFeed collects a portion of the subscription fees upfront (between 10% and 50% depending on $0 - $50k in monthly subscriptions).

The company generated revenue in 2015 and in 2016 as a result of increased inbound traffic to our website.

As an early-stage company, we have experienced losses thus far in our operating history.
We are still considered pre-revenue at this time as our focus is on user-acquisition and partnerships.
Our net loss was ($120,410) during the year ended 2015. This year, we project to keep pace with this number considering that we have been able to launch on desktop and mobile keeping development costs in line bringing our current net loss down to ($37,103).

We will open our product line and begin generating revenues. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop based on our projections, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

All of our working capital is held in a bank checking account and will be used to invest into the business.

We anticipate using our available cash for operations within the year. We base this estimate on historical cash flows.

We expect that the proceeds of this offering will provide additional working capital for our Company. The proceeds of this offering will enable the business to continue its main activities and scale operations.

as of Dec 31, 2015, our cash on hand was low as it was a year prior as we pushed our available capital into product development as quickly as we could. Early revenues were incidental as our primary focus is production completion positioning our company to really start focusing on revenue generation.

Cash used in operating activities. Net cash used in operating activities primarily consisted of net loss and accrued liabilities.

Capital Resources. We have financed our operations through issuances of equity and note offerings.

Since inception, investFeed has raised $249,500 cash in exchange for several convertible notes payable (collectively, referred to as the "Notes"). With some minor exceptions, the terms of the Notes are nearly identical, as described below. Interest accrues on the Notes at a rate of 6% per year. If the Company consummates an Equity Financing, defined as selling shares of Preferred Stock with an aggregate sales price of at least $1,000,000, the Notes shall automatically convert into Preferred Stock at a price per share equal to the lesser of: (i) 80% of the price of the issued Preferred Stock; or (ii) $3,000,000 divided by the number of shares and potential shares of Common Stock outstanding, on a fully diluted basis, immediately prior to the Equity Financing. As of December 31, 2015, approximately $83,000 of interest had accrued under the Notes.

We expect these trends to continue in the current fiscal year and in the coming few fiscal years

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.investFeed.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements & Tax Returns

Financials 1
Financials 2

Appendix D: Director & Officer Work History

Andrew Freedman
Ronald Chernesky



Andrew Freedman

2nd

Co-Founder and CTO at investFeed

New York, New York | Information Technology and Services

Previous Midpoint Solutions, LLC, WTS Proprietary Trading Group, Darkpooltrader.com

Connect | Send Andrew InMail

500+ connections

https://www.linkedin.com/in/andrewfreedman3

Background

Summary

Andrew Freedman brings over 10 years of experience in financial technology. A creative full-stack engineer with a passion for developing scalable tech solutions, Drew has built custom solutions for numerous financial services firms, including World Trade Financial Group where he has overseen the development of an enterprise social network and risk request software used by 5,000 traders and managers in 20 countries.

Experience

Co-Founder and CTO
investFeed
July 2014 – Present (1 year 11 months) | NYC

investFeed is a social network for the investment community that enables all investors to share and monetize their market insights. Our mission is to make the market more transparent and to empower all investors with their financial decisions by revealing the performance, market positions, sentiment, and investment strategies of top-performing investors in real time, and at virtually no cost.

- 15,000+ people use investFeed 42,000 times per day and for 5.5 minutes on average per visit
- 150,000+ user-generated feeds posted since launch (no spam/bots allowed - 100% real posts)
- Nominated 'Best Use of the Crowd Platform' by Bezinga FinTech Awards in 2015
- iOS and Android apps launching February 2016

www.investfeed.com

Developer
Midpoint Solutions, LLC
January 2013 – January 2015 (2 years 1 month) | Greater New York City Area

Developer
WTS Proprietary Trading Group
January 2009 – December 2012 (4 years) | Greater New York City Area

Co-founder and CTO
Darkpooltrader.com
February 2009 – 2009 (less than a year) | Greater New York City Area

Message board platform for traders; acquired by private investor



Ronald Chernesky

CEO at investFeed, Inc.

New York, New York | Internet

Current investFeed

Previous Thinking Alpha, World Trade Financial Group - Acquire

Education County College of Morris

Connect Message Ronald

https://www.linkedin.com/in/ronaldchernesky

Background

Experience

CEO and Co-Founder
investFeed
January 2014 – Present (2 years 5 months) | Greater New York City Area

CEO and Founder
Thinking Alpha
September 2013 – January 2014 (5 months) | Greater New York City Area

1 recommendation



Vukasin Ferendjan
Web / Ui Designer at Undercut Agency

I had a pleasure of working with Ron on few projects. Awesome client, a pleasure to work with. Knows what he wants, patient, easy to work with and always open to new ideas and suggestions. One of my favorite clients ever View↓

Head of Business Development
World Trade Financial Group - Acquired by T3 Trading Group
April 2011 – September 2013 (2 years 6 months) | Greater New York City Area

13 recommendations, including:



Jason Arena
Executive Director at Goldman Sachs

I had the pleasure of getting to know Ron and have seen him produce high quality candidates on a consistent basis. His... View↓



Olga Buzaeva
Senior B2B & B2B4C Sales Professional...

Tenacious worker, creative, thoughtful, strong interpersonal skills, flexible, ethical, honest, smart, enlightened, overall... View↓

11 more recommendations↓

Head Equity/Options Floor Trader
Avatar Securities, LLC
February 2010 – March 2011 (1 year 2 months) | Greater New York City Area

2 recommendations



Jeff DaSilva
American Express

I had the pleasure of interning under Ron throughout the summer of 2012. Everyday was an enjoyable experience, and Ron... View↓

Holmes Ryan
Web Developer

Ronald Chernesky is an intelligent, capable, dedicated, and personable. He is always quick on his feet, with sensible... View↓